UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2009
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-28298	94-3154463
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On October 10, 2009, Onyx Pharmaceuticals, Inc. (“Onyx”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Proteolix, Inc. (“Proteolix”), Profiterole Acquisition Corp., a wholly-owned subsidiary of Onyx (“Merger Sub”) and Shareholder Representative Services LLC, as the Stockholders’ Agent. The Merger Agreement provides that Merger Sub will merge with and into Proteolix (the “Merger”), with Proteolix surviving the Merger as a wholly-owned subsidiary of Onyx.
     Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Proteolix capital stock will be converted into the right to receive the consideration described in the Merger Agreement. All Proteolix stock options outstanding at the Effective Time will fully vest and be cancelled and the holder of a cancelled option will be entitled to receive merger consideration for each share of Proteolix common stock subject to the option less the option exercise price, as described in the Merger Agreement.
     The total consideration to be paid by Onyx to Proteolix securityholders consists of a payment of $276 million in cash due upon closing and up to $575 million in earnout payments upon the receipt of certain regulatory approvals and the satisfaction of other milestones. Onyx expects the first earnout payment of $40 million to be payable in 2010, 180 days after completion of enrollment in a clinical study involving relapsed and refractory multiple myeloma patients. The remaining $535 million of earnout payments will become payable in up to four additional installments, upon the achievement of regulatory approvals in the US and Europe within pre-specified timeframes for Proteolix’s lead product candidate, carfilzomib. The second earnout payment of $170 million would be triggered by the achievement of accelerated marketing approval in the United States for relapsed/refractory multiple myeloma. The third earnout payment of $65 million would be triggered by marketing approval in the European Union for relapsed/refractory multiple myeloma. The fourth earnout payment of $150 million would be triggered by marketing approval in the United States for relapsed multiple myeloma. The final earnout payment, also $150 million, would be triggered by marketing approval for relapsed multiple myeloma in the European Union. Under certain circumstances, including if Onyx fails to satisfy its regulatory approval-related diligence obligations under the Merger Agreement, Onyx may be required to make one or more earnout payments even if the associated regulatory approvals are not received.
     Subject to the terms and conditions set forth in the Merger Agreement, Onyx may, in its sole discretion, make any of the earnout payments (with the exception of the first earnout payment) that become payable to former holders of Proteolix preferred stock in the form of cash, shares of Onyx common stock or a combination thereof. If Onyx elects to issue shares of its common stock (the “Earnout Payment Shares”) in lieu of making an earnout payment in cash, the Earnout Payment Shares will be valued based on the 10-trading day volume weighted average price for Onyx common stock commencing six trading days after the public announcement by Onyx of the achievement of the applicable milestone. In the event that Onyx makes an earnout payment in the form of its common stock, it expects to rely on the exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.
     The boards of directors of each of Onyx, Merger Sub and Proteolix have unanimously approved the Merger Agreement. On October 10, 2009, following the execution of the Merger Agreement, stockholders of Proteolix holding an aggregate of approximately 92.7% of its outstanding capital stock as of the date of the Merger Agreement (representing a sufficient number of shares of Proteolix capital stock to adopt the Merger Agreement and approve the transactions contemplated thereby) delivered written consents to Proteolix in favor of the adoption of the Merger Agreement. No vote of Onyx’s stockholders is required to approve the Merger Agreement or any of the transactions contemplated thereby.
     At closing, $27.6 million of the initial merger consideration will be placed in an escrow account and held until December 31, 2010 to secure the indemnification rights of Onyx and other indemnitees with respect to certain matters, including breaches of representations, warranties and covenants of Proteolix included in the Merger Agreement. If the first milestone is achieved, $4 million from the first earnout payment of $40 million will also be contributed to the escrow account. Subject to certain exceptions, Onyx’s recovery of damages for indemnification claims under the Merger Agreement is limited to the amount then held in the escrow account, and if the escrow account has been exhausted, the right to set off such damages against up to 15% of each then unpaid earnout payment.
     The Merger Agreement contains customary representations and warranties of Onyx, Merger Sub and Proteolix. The parties also have agreed to certain customary covenants and agreements, including with respect to the operation of Proteolix’s business between signing and closing, the restriction on solicitation of proposals with respect to alternative transactions involving Proteolix, governmental filings and approvals, public disclosure and other matters.

     The Merger is currently expected to be consummated in the fourth quarter of 2009, subject to the satisfaction of certain customary conditions including, among others, (i) accuracy of representations, (ii) performance of covenants, (iii) receipt of required regulatory approvals, including expiration of the applicable Hart-Scott-Rodino Act waiting period, and (iv) no material adverse effect having occurred with respect to Proteolix. Both parties have the right to terminate the Merger Agreement after February 12, 2010 if the Merger has not been consummated on or before that date.
     The foregoing summary of certain terms of the Merger Agreement does not purport to be complete, and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
     The information set forth in Item 1.01 related to the potential issuance of Onyx common stock is hereby incorporated by reference under this Item 3.02.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
   (d) Exhibits.

Number	Description

2.1†*	Agreement and Plan of Merger dated as of October 10, 2009 among Onyx Pharmaceuticals, Inc., Proteolix, Inc., Profiterole Acquisition Corp., and Shareholder Representative Services LLC

†	Confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Securities and Exchange Commission.

*	Certain schedules related to identified agreements and persons have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

Signatures
   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2009	ONYX PHARMACEUTICALS, INC.
	By:	/s/ Suzanne M. Shema
Suzanne M. Shema
Senior Vice President and General Counsel

EXHIBIT INDEX

Number	Description

2.1†*	Agreement and Plan of Merger dated as of October 10, 2009 among Onyx Pharmaceuticals, Inc., Proteolix, Inc., Profiterole Acquisition Corp., and Shareholder Representative Services LLC

†	Confidential treatment requested as to certain portions, which portions were omitted and filed separately with the Securities and Exchange Commission.

*	Certain schedules related to identified agreements and persons have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.